As filed with the Securities and Exchange Commission on
                           May 22, 2000 Registration No. 333-18857

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                         UNIROYAL TECHNOLOGY CORPORATION
             (Exact name of Registrant as specified in its charter)

                               Delaware 65-0341868
                 (State or other jurisdiction (I.R.S. Employer
            of Incorporation or organization) Identification Number)

                       Two North Tamiami Trail, Suite 900
                             Sarasota, Florida 34236
                                 (941) 366-5282
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

      UNIROYAL TECHNOLOGY CORPORATION 1995 NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)

                             OLIVER J. JANNEY, ESQ.
             Executive Vice President, Secretary and General Counsel
                         Uniroyal Technology Corporation
                       Two North Tamiami Trail, Suite 900
                             Sarasota, Florida 34236
                     (Name and address of agent for service)
                                 (941) 361-2212
          (Telephone number, including area code, of agent for service)


                  CALCULATION OF REGISTRATION FEE
--------------------------- ------------------------ --------------------- ---------------------------- -------------------------

                                                     Proposed Maximum

Title of Securities to be   Amount to be             offering price per    Proposed maximum aggregate   Amount of
registered                  registered*              unit**                offering  price**            regsitration fee*
--------------------------- ------------------------ --------------------- ---------------------------- -------------------------

Uniroyal Technology
Corporation Common Stock
(par value $.01 per share)

                                                     $11.53                $10,377,000.00               $3,144.55
                            900,000 shares

--------------------------- ------------------------ --------------------- ---------------------------- -------------------------

* 280,000 shares were registered on December 27, 1996, after giving effect to the 100% stock dividend declared on March 10, 2000 to stockholders of record as of March 20,2000. The foregoing fee is for registration of the additional 900,000 shares covered by this registration statement.

** Estimated solely for the purpose of determining the registration fee in accordance with Rule 457 under the Securities Act of 1933 based on the prices of the grants to the date hereof.

                                                                PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The contents of the Registration Statement filed by the Registrant on Form S-8 on December 27, 1996, Registration Number 333-18857, are incorporated herein by reference.

Item 5.  Interests of Named Experts and Counsel

         The opinion and consent of Oliver J. Janney, Esq., Executive Vice President, General Counsel and Secretary of the Company, addressing certain legal matters with regard to the additional shares of common stock being registered under this registration statement, are attached hereto as Exhibits
5.1 and 23.1. As of May 19, 2000, Mr. Janney owned certain securities of the Company.

Item 8.  Exhibits

Exhibit Number              Description

5.1 and 23.1               Opinion and Consent of General Counsel of Uniroyal
                           Technology Corporation.

23.2                       Consent of Deloitte & Touche LLP.




                                POWER OF ATTORNEY

         Each person whose signature to this registration statement appears below hereby appoints Howard R. Curd, Robert L. Soran and Oliver J. Janney, and each individually, any one of whom may act without the joinder of the others, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this registration statement, which amendments make such changes and additions to this registration statement as such agent and attorney-in-fact may deem necessary or appropriate.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida on May
19, 2000.

                         UNIROYAL TECHNOLOGY CORPORATION


         By:      /s/ George J. Zulanas, Jr.
                  --------------------------------
                  George J. Zulanas, Jr.
                  Executive Vice President, Treasurer
                  and Chief Financial Officer
                  (Principal Financial Officer and
                  Principal Accounting Officer)


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Howard R. Curd         Director, Chairman of the  May  19, 2000
-----------------------    Board and Chief Executive
Howard R. Curd             Officer



/s/ George J. Zulanas, Jr. Executive Vice President,  May  19, 2000
-----------------------    Treasurer, and Chief
George J. Zulanas, Jr.     Financial Officer
                           (Principal Financial
                           Officer and Principal
                           Accounting Officer)

/s/ Peter C.B. Bynoe       Director                   May 19, 2000
-----------------------
Peter C.B. Bynoe


/s/Thomas E. Constance     Director                   May 19, 2000
-----------------------
Thomas E. Constance


/s/ Richard D. Kimbel      Director                   May 19, 2000
-----------------------
Richard D. Kimbel


/s/ Curtis L. Mack         Director                   May 19, 2000
-----------------------
Curtis L. Mack


/s/ Roland H. Meyer        Director                   May 19, 2000
-----------------------
Roland H. Meyer


/s/ Robert L. Soran        Director, President        May 19, 2000
-----------------------
Robert L. Soran            and Chief Operating
                           Officer

                              Exhibits 5.1 and 23.1

                         UNIROYAL TECHNOLOGY CORPORATION
                                    SUITE 900
                             TWO NORTH TAMIAMI TRAIL
                             SARASOTA, FLORIDA 34236
OLIVER J. JANNEY
EXECUTIVE VICE PRESIDENT,                           Telephone:  (941) 361-2212
GENERAL COUNSEL & SECRETARY                              Fax:   (941) 361-2214

                                                                May 19, 2000

Uniroyal Technology Corporation
One Sarasota Tower
Two North Tamiami Trail, Suite 900
Sarasota, Florida 34236

Dear Sirs:

     I have acted as counsel to Uniroyal Technology Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a registration statement of the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the offering and sale of up to 900,000 shares of common stock, $0.01 par value per share ("Common Stock"), of the Company issuable in connection with the Company's 1995 Non-Qualified Stock Option Plan (the "Plan"). Terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as so defined.

     In so acting, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the Plan, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers or representatives of the Company as I have deemed relevant or necessary as a basis for the opinions hereinafter set forth. I have also made such inquiries of such officers and representatives as I have deemed relevant or necessary for a basis for the opinions hereinafter set forth.

     In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents submitted to me as certified or photostatic copies and the authenticity of such latter documents.

     Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that the shares of Common Stock initially issuable in connection with the Plan will be validly issued, fully paid and non-assessable and free of preemptive rights.

     The opinions herein are limited to the laws of the State of Florida, the General Corporation Law of the State of Delaware and the federal laws of the United States, and I express no opinion as to the effect of the laws of any other jurisdiction on the matters addressed in this opinion.

     I consent to the use of this opinion as an exhibit to the Registration Statement. I further consent to the use of this opinion as an exhibit to applications to securities commissioners of various states of the United States for registration or qualification of the Common Stock issuable in connection with the Plan under the securities (or "Blue Sky") laws of such states to the extent that such registration or qualification may be required.

     This opinion is rendered solely for your benefit in connection with the Plan. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without my prior written consent, except as noted above.

                                Very truly yours,

                                Oliver J. Janney

                                  Exhibit 23.2





INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement No.333-18857 of Uniroyal Technology Corporation on Form S-8 of our report dated December 20, 1999 (April 12, 2000 as to Note 21) appearing in the Current Report on Form 8-K dated April 27, 2000 of Uniroyal Technology
Corporation.


/S/ Deloitte & Touche LLP


Tampa, Florida
May 19, 2000